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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quaker Fabric Corporation:

     As independent public accountants, we hereby consent to the use of our report dated February 11, 1997 (and to all references to our Firm) included in or made part of this Registration Statement and related Prospectus of Quaker Fabric Corporation.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts

February 24, 1997